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                                                                 EXHIBIT 23.6



                        [RYDER SCOTT COMPANY LETTERHEAD]


                       CONSENT OF INDEPENDENT PETROLEUM
                            ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference of our Firm's name in the Annual Report of form 10-K of Seagull Energy Corporation and subsidiaries for the year ended December 31, 1998, into Ocean Energy Royalty Trust's Registration Statement on Form S-1 and Ocean Energy, Inc.'s (formerly known as Seagull Energy Corporation) Registration Statement on Form S-3 to which this consent is an exhibit. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                                            /s/RYDER SCOTT COMPANY, L.P.
                                            ----------------------------
                                            RYDER SCOTT COMPANY, L.P.



Houston, Texas
July 14, 1999